Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 and 333-185886 of WPP Group plc on Form S-8 of our report dated July 13, 2020 appearing in this Annual Report on Form 11-K of the J. Walter Thompson Company Profit Sharing and Matched Savings Plan for the period ended January 15, 2020.

/s/ Bencivenga Ward & Company, CPA’s, P.C.
Valhalla, New York
July 13, 2020